Exhibit 2.1

FIRST AMENDMENT TO

BUSINESS COMBINATION AGREEMENT

This FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “Amendment”) is entered into as of June 19, 2022, by and among Mount Rainier Acquisition Corp., a Delaware corporation (“SPAC”), Rover Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Hub Cyber Security (Israel) Ltd., a company organized under the laws of the State of Israel (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the parties hereto entered into that certain Business Combination Agreement, dated as of March 23, 2022 (as may be amended, modified or supplemented from time to time, the “Business Combination Agreement”);

WHEREAS, concurrently with the execution of the Business Combination Agreement, the Company and SPAC have entered into that certain Management Incentive Agreement, substantially in the form attached as Exhibit F to the Business Combination Agreement; and

WHEREAS, the Company and SPAC desire to terminate the Management Incentive Agreement and, in connection therewith, the parties hereto desire to amend the Business Combination Agreement in accordance with Section 8.3 of the Business Combination Agreement as more fully set forth herein.

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

AGREEMENT

1.            Amendments to Business Combination Agreement.

(a)            The list of exhibits is hereby amended by deleting Exhibit F therefrom.

(b)            The recitals of the Business Combination Agreement are hereby amended by deleting the fifteenth “WHEREAS” statement in its entirety.

(c)            Exhibit F (Form of Management Incentive Agreement) is removed in its entirety from the Business Combination Agreement.

2.            Effect of Amendment; Full Force and Effect. This Amendment shall form a part of the Business Combination Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, each reference in the Business Combination Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Business Combination Agreement shall mean and be a reference to the Business Combination Agreement as amended by this Amendment. Except as herein expressly amended or otherwise provided, each and every term, condition, warranty and provision of the Business Combination Agreement shall remain in full force and effect, and such are hereby ratified, confirmed and approved by the parties hereto.

3.            Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

4.            Miscellaneous Terms. The provisions of Article VIII of the Business Combination Agreement shall apply mutatis mutandis to this Amendment, and to the Business Combination Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

MOUNT RAINIER ACQUISITION CORP.

By:	/s/ Matthew Kearney
Name:	Matthew Kearney
Title:	Chairman

ROVER MERGER SUB, INC.

By:	/s/ Eyal Moshe
Name:	Eyal Moshe
Title:	President

HUB CYBER SECURITY (ISRAEL) LTD.

By:	/s/ Eyal Moshe
Name:	Eyal Moshe
Title:	Chief Executive Officer

[Signature Page to First Amendment to Business Combination Agreement]